Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 July 24, 2020 FOR IMMEDIATE RELEASE

NextEra Energy reports second-quarter 2020 financial results

•	NextEra Energy delivers strong second-quarter financial and operational results; remains well-positioned to achieve full-year financial expectations

•	Florida Power & Light Company continues to deliver affordable and reliable power for customers; announces plans to retire last remaining coal unit

•	Gulf Power Company's initiatives to enhance customer and shareholder value remain on track

•	NextEra Energy Resources adds 1,730 megawatts to its backlog and 2020 renewables construction program remains on track

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2020 second-quarter net income attributable to NextEra Energy on a GAAP basis of $1.275 billion, or $2.59 per share, compared to $1.234 billion, or $2.56 per share, for the second quarter of 2019. On an adjusted basis, NextEra Energy's 2020 second-quarter earnings were $1.286 billion, or $2.61 per share, compared to $1.133 billion, or $2.35 per share, in the second quarter of 2019.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; gain on disposal of a business; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); operating results from the Spain solar projects; and acquisition-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy's financial performance for the second quarter reflects strong operating performance across all of its businesses, with adjusted earnings per share increasing more than 11% year-over-year," said Jim Robo, chairman and chief executive officer of NextEra Energy. "Despite the challenges created by the COVID-19 pandemic, all of our businesses continue to perform well and maintain their excellent prospects for growth going forward. Both FPL and Gulf Power continue to focus on delivering an outstanding value proposition of low bills, high reliability, outstanding customer service and clean energy solutions for our customers. FPL advanced its position as a clean energy leader during the quarter, announcing plans to retire its last remaining coal unit and bringing into service the final 300 megawatts of solar being built under the solar base rate adjustment mechanism of our current rate agreement. Gulf Power had a great quarter of execution, further reducing O&M costs, enhancing service reliability and significantly improving employee safety, with no OSHA recordables year-to-date through the end of June. The NextEra Energy Resources team continued to capitalize on the terrific market opportunity for low-cost renewables, adding 1,730 megawatts to our backlog since our first-quarter results call in April. Our continued origination success through the ongoing pandemic is a testament to NextEra Energy Resources' significant competitive advantages, including our best-in-class renewables development skills. We are pleased with the progress we have made at NextEra Energy so far in 2020 and remain focused on delivering on all of our commitments going forward. As a result of the strength and diversity of NextEra Energy's underlying businesses, I will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in 2020, 2021 and 2022, while at the same time maintaining our strong credit ratings and, most importantly, continuing to reliably deliver for our customers. While our expectations always assume normal weather and operating conditions, I have confidence in our ability to meet these expectations, even when accounting for a reasonable range of impacts and outcomes that may result from the COVID-19 pandemic."

Florida Power & Light Company
FPL, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold, reported second-quarter 2020 net income of $749 million, or $1.52 per share, compared to $663 million, or $1.37 per share, for the prior-year quarter.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.8 billion in the second quarter of 2020 and full-year capital investments now are expected to be between $6.5 billion and $6.7 billion. Regulatory capital employed increased by more than 10% over the same quarter last year. During the second quarter of 2020, FPL's average number of customers increased by approximately 75,000 from the prior-year comparable quarter. During the quarter, FPL set a new system peak load of more than 24,500 megawatts (MW).

In June, FPL announced plans to retire Scherer 4, its last remaining coal unit. Together with its joint-interest owner JEA and subject to certain approvals from the Florida Public Service Commission, FPL intends to retire the 847-MW coal-fired plant in early 2022. The retirement of Scherer 4 is projected to generate hundreds of millions of dollars in savings for FPL customers and prevent roughly 4 million tons of carbon dioxide emissions annually from this unit. Scherer 4's retirement is the final step of the coal phase-out strategy that FPL launched in 2015 and that will complete the closure of approximately 2,700 MW of coal capacity, including the highest greenhouse gas-emitting power plants in Florida. These transactions, which will make FPL one of the first utilities to eliminate all of the coal from its generation portfolio, demonstrate FPL's continued commitment and position as a clean energy leader.

FPL's continued strong execution is a result of the smart capital investments that we have made over the past several decades to enhance our customer value proposition of low bills, high reliability, outstanding customer service and clean energy solutions. All of FPL's major capital projects remain on track and on budget. During the quarter, the final 300 MW of solar being built under the solar base rate adjustment, or SoBRA, mechanism of FPL's base rate settlement agreement were placed in service. The 1,200 MW of cost-effective solar constructed under the SoBRA mechanism are expected to generate significant customer benefits and represent the early stages of FPL's rapid solar expansion and the next phase of its generation modernization efforts. The next six SolarTogether projects, totaling approximately 450 MW, remain on track to be placed in service later this year. The final 600 MW of the roughly 1,500-MW community solar program are expected to be placed in service next year. Beyond solar, construction on the highly efficient, approximately 1,200-MW Dania Beach Clean Energy Center remains on schedule and on budget as it continues to advance toward its projected commercial operation date in 2022. Additionally, the 409-MW Manatee Energy Storage Center, which will be one of the world's largest battery storage plants, is on track and on budget to be complete next year.

As previously announced, NextEra Energy believes that FPL and Gulf Power operating as a single, larger Florida utility company will create both operational and financial benefits for customers. As a result, in May, FPL and Gulf Power filed an application with the Federal Energy Regulatory Commission (FERC) for approval of an internal reorganization whereby Gulf Power would merge into FPL. Subject to FERC approval, the companies will merge in January 2021. However, during 2021 Gulf Power will continue as a separate operating division, serving its existing customers under separate retail rates. The companies continue to expect to file a combined rate case in the first quarter of 2021 for new rates to be effective in January 2022.

Gulf Power Company
Gulf Power, a rate-regulated electric utility that serves approximately 470,000 customers in eight counties throughout northwest Florida, reported second-quarter 2020 net income of $55 million, or $0.11 per share, compared to $45 million, or $0.09 per share, for the prior-year quarter. On an adjusted basis, Gulf Power's second-quarter 2020 earnings were $55 million, or $0.11 per share, compared to $58 million, or $0.12 per share, in the second quarter of 2019. Gulf Power's second-quarter results include the impact of approximately $5 million in after-tax COVID-19-related expenses, primarily reflecting expected incremental bad debt expense as a result of the pandemic. Earlier this month, the Florida Public Service Commission approved Gulf Power's request to record costs attributable to COVID-19, including bad debt expense, as a regulatory asset on its balance sheet. As a result, the costs recorded during the second quarter are expected to be reversed during the third quarter as the regulatory asset is recorded.

Gulf Power's capital expenditures were roughly $170 million for the second quarter of 2020, as it continues to execute on smart capital investments for the benefit of customers. Full-year capital investments now are expected to be between $1.0 billion and $1.1 billion. As a result of these ongoing investments, regulatory capital employed increased by approximately 23% year-over-year.

All of Gulf Power’s major smart capital investments, including the North Florida Resiliency Connection and the Plant Crist coal-to-natural gas conversion, continue to progress well.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a second-quarter 2020 contribution to net income attributable to NextEra Energy on a GAAP basis of $481 million, or $0.97 per share, compared to $672 million, or $1.39 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the second quarter of 2020 were $531 million, or $1.08 per share, compared to $459 million, or $0.95 per share, for the second quarter of 2019.

NextEra Energy Resources had another excellent period of origination during the second quarter, adding 1,730 MW to its backlog. Since the first-quarter financial results call in April, NextEra Energy Resources added 708 MW of wind, 844 MW of solar and 178 MW of battery storage to its renewables backlog. In addition, NextEra Energy Resources executed a build-own-transfer agreement for a 200-MW solar project, which is not included in the backlog additions. NextEra Energy Resources' current backlog now totals approximately 14,400 MW and is the largest the company has ever had in its roughly 20-year development history.

NextEra Energy Resources' planned 2020 renewables construction projects remain on track to achieve their in-service dates this year.

Corporate and Other
In the second quarter of 2020 on a GAAP basis, Corporate and Other earnings increased $0.28 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the second quarter of 2020 declined $0.01 per share, compared to the prior-year quarter.

Outlook
NextEra Energy's financial expectations remain unchanged. NextEra Energy continues to expect its adjusted earnings per share compound annual growth rate to be in a range of 6% to 8% through 2021, off the 2018 adjusted earnings per share of $7.70, plus accretion of $0.15 and $0.20 in 2020 and 2021, respectively, from the Florida acquisitions. For 2020, NextEra Energy continues to expect its adjusted earnings per share to be in the range of $8.70 to $9.20. For 2022, NextEra Energy expects to grow 6% to 8%, off 2021 adjusted earnings per share, translating to a range of $10.00 to $10.75 per share. From 2018 to 2022, NextEra Energy continues to expect that operating cash flow will grow roughly in line with its adjusted earnings per share compound annual growth rate range.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains; gains on disposal of a business; differential membership interests-related; and acquisition-related expenses. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second-quarter 2020 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the second-quarter 2020 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns two electric companies in Florida: Florida Power & Light Company, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold; and Gulf Power Company, which serves approximately 470,000 customers in eight counties throughout northwest Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2020 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites:
www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or through expected shutdown; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of the coronavirus pandemic and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2019 and other SEC filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$2,825	$333	$1,077	$(31)	$4,204
Operating Expenses (Income)
Fuel, purchased power and interchange	511	99	151	(30)	731
Other operations and maintenance	361	63	442	38	904
Depreciation and amortization	550	71	345	15	981
Losses (gains) on disposal of businesses/assets - net	—	—	(18)	1	(17)
Taxes other than income taxes and other - net	338	26	55	—	419
Total operating expenses - net	1,760	259	975	24	3,018
Operating Income (Loss)	1,065	74	102	(55)	1,186
Other Income (Deductions)
Interest expense	(151)	(11)	(130)	(28)	(320)
Equity in earnings (losses) of equity method investees	—	—	154	—	154
Allowance for equity funds used during construction	14	5	1	—	20
Interest income	1	—	8	2	11
Gains on disposal of investments and other property - net	—	—	2	—	2
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	218	—	218
Other net periodic benefit income	—	—	—	47	47
Other - net	—	2	(12)	6	(4)
Total other income (deductions) - net	(136)	(4)	241	27	128
Income (Loss) before Income Taxes	929	70	343	(28)	1,314
Income Tax Expense (Benefit)	180	15	8	(18)	185
Net Income (Loss)	749	55	335	(10)	1,129
Net Loss Attributable to Noncontrolling Interests	—	—	146	—	146
Net Income (Loss) Attributable to NextEra Energy, Inc.	$749	$55	$481	$(10)	$1,275
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$749	$55	$481	$(10)	$1,275
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	219	(53)	166
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(219)	—	(219)
Differential membership interests - related	—	—	28	—	28
NEP investment gains - net	—	—	48	—	48
Gain on disposal of a business	—	—	(16)	—	(16)
Less related income tax expense (benefit)	—	—	(10)	14	4
Adjusted Earnings (Loss)	$749	$55	$531	$(49)	$1,286
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(c)	$1.52	$0.11	$0.97	$(0.01)	$2.59
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.45	(0.11)	0.34
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.44)	—	(0.44)
Differential membership interests - related	—	—	0.06	—	0.06
NEP investment gains - net	—	—	0.10	—	0.10
Gain on disposal of a business	—	—	(0.03)	—	(0.03)
Less related income tax expense (benefit)	—	—	(0.03)	0.02	(0.01)
Adjusted Earnings (Loss) Per Share	$1.52	$0.11	$1.08	$(0.10)	$2.61
Weighted-average shares outstanding (assuming dilution)					492

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(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$166	$0.35	$(39)	$(0.09)	$127	$0.26
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(157)	$(0.32)	$—	$—	$(157)	$(0.32)
	Differential membership interests - related	$21	$0.04	$—	$—	$21	$0.04
	NEP investment gains - net	$36	$0.07	$—	$—	$36	$0.07
	Gain on disposal of a business	$(16)	$(0.03)	$—	$—	$(16)	$(0.03)
(c)	Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2019	FPL	Gulf Power	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$3,158	$366	$1,465	$(19)	$4,970
Operating Expenses (Income)
Fuel, purchased power and interchange	806	137	155	(24)	1,074
Other operations and maintenance	387	61	407	45	900
Depreciation and amortization	776	56	334	15	1,181
Losses (gains) on disposal of businesses/assets - net	(1)	—	(354)	1	(354)
Taxes other than income taxes and other - net	336	44	55	(13)	422
Total operating expenses - net	2,304	298	597	24	3,223
Operating Income (Loss)	854	68	868	(43)	1,747
Other Income (Deductions)
Interest expense	(152)	(14)	(240)	(195)	(601)
Equity in earnings (losses) of equity method investees	—	—	(6)	—	(6)
Allowance for equity funds used during construction	10	—	2	—	12
Interest income	1	—	9	3	13
Gains on disposal of investments and other property - net	—	—	8	—	8
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	39	—	39
Other net periodic benefit income	—	—	—	35	35
Other - net	1	1	13	1	16
Total other income (deductions) - net	(140)	(13)	(175)	(156)	(484)
Income (Loss) before Income Taxes	714	55	693	(199)	1,263
Income Tax Expense (Benefit)	51	10	116	(53)	124
Net Income (Loss)	663	45	577	(146)	1,139
Net Loss Attributable to Noncontrolling Interests	—	—	95	—	95
Net Income (Loss) Attributable to NextEra Energy, Inc.	$663	$45	$672	$(146)	$1,234
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$663	$45	$672	$(146)	$1,234
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	—	33	129	162
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(43)	—	(43)
Differential membership interests - related	—	—	30	—	30
NEP investment gains - net	—	—	(289)	—	(289)
Operating income of Spain solar projects	—	—	(7)	—	(7)
Acquisition-related	—	18	1	2	21
Less related income tax expense (benefit)	—	(5)	62	(32)	25
Adjusted Earnings (Loss)	$663	$58	$459	$(47)	$1,133
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.37	$0.09	$1.39	$(0.29)	$2.56
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	—	0.07	0.27	0.34
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.09)	—	(0.09)
Differential membership interests - related	—	—	0.06	—	0.06
NEP investment gains - net	—	—	(0.60)	—	(0.60)
Operating income of Spain solar projects	—	—	(0.01)	—	(0.01)
Acquisition-related	—	0.04	—	0.01	0.05
Less related income tax expense (benefit)	—	(0.01)	0.13	(0.08)	0.04
Adjusted Earnings (Loss) Per Share	$1.37	$0.12	$0.95	$(0.09)	$2.35
Weighted-average shares outstanding (assuming dilution)					483

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(a)
During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(c)	After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$20	$0.05	$97	$0.19	$117	$0.24
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(31)	$(0.07)	$—	$—	$(31)	$(0.07)
	Differential membership interests - related	$—	$—	$22	$0.05	$—	$—	$22	$0.05
	NEP investment gains - net	$—	$—	$(218)	$(0.45)	$—	$—	$(218)	$(0.45)
	Operating income of Spain solar projects	$—	$—	$(7)	$(0.02)	$—	$—	$(7)	$(0.02)
	Acquisition-related	$13	$0.03	$1	$—	$2	$0.01	$16	$0.04

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,365	$660	$2,849	$(57)	$8,817
Operating Expenses (Income)
Fuel, purchased power and interchange	1,096	210	306	(60)	1,552
Other operations and maintenance	677	127	850	80	1,734
Depreciation and amortization	952	139	705	33	1,829
Losses (gains) on disposal of businesses/assets - net	—	—	(293)	3	(290)
Taxes other than income taxes and other - net	660	51	113	1	825
Total operating expenses - net	3,385	527	1,681	57	5,650
Operating Income (Loss)	1,980	133	1,168	(114)	3,167
Other Income (Deductions)
Interest expense	(304)	(26)	(474)	(826)	(1,630)
Equity in earnings (losses) of equity method investees	—	—	(236)	—	(236)
Allowance for equity funds used during construction	30	10	2	—	42
Interest income	1	2	16	4	23
Gains on disposal of investments and other property - net	—	—	26	—	26
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	(110)	—	(110)
Other net periodic benefit income	—	—	—	99	99
Other - net	1	—	—	3	4
Total other income (deductions) - net	(272)	(14)	(776)	(720)	(1,782)
Income (Loss) before Income Taxes	1,708	119	392	(834)	1,385
Income Tax Expense (Benefit)	317	25	(148)	(245)	(51)
Net Income (Loss)	1,391	94	540	(589)	1,436
Net Loss Attributable to Noncontrolling Interests	—	—	259	—	259
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,391	$94	$799	$(589)	$1,695
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,391	$94	$799	$(589)	$1,695
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	471	669	1,140
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	102	—	102
Differential membership interests-related	—	—	62	—	62
NEP investment gains - net	—	—	96	—	96
Gain on disposal of a business	—	—	(272)	—	(272)
Less related income tax expense (benefit)	—	—	(198)	(169)	(367)
Adjusted Earnings (Loss)	$1,391	$94	$1,060	$(89)	$2,456
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.83	$0.19	$1.62	$(1.19)	$3.45
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.96	1.36	2.32
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	0.20	—	0.20
Differential membership interests-related	—	—	0.13	—	0.13
NEP investment gains - net	—	—	0.20	—	0.20
Gain on disposal of a business	—	—	(0.55)	—	(0.55)
Less related income tax expense (benefit)	—	—	(0.40)	(0.36)	(0.76)
Adjusted Earnings (Loss) Per Share	$2.83	$0.19	$2.16	$(0.19)	$4.99
Weighted-average shares outstanding (assuming dilution)					492

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$346	$0.71	$500	$1.00	$846	$1.71
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$72	$0.15	$—	$—	$72	$0.15
	Differential membership interests-related	$46	$0.09	$—	$—	$46	$0.09
	NEP investment gains - net	$72	$0.15	$—	$—	$72	$0.15
	Gain on disposal of a business	$(274)	$(0.56)	$—	$—	$(274)	$(0.56)
	Operating income of Spain solar projects	$(1)	$—	$—	$—	$(1)	$—

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2019	FPL	Gulf Power	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$5,776	$694	$2,626	$(52)	$9,044
Operating Expenses (Income)
Fuel, purchased power and interchange	1,535	260	304	(58)	2,041
Other operations and maintenance	727	130	769	89	1,715
Depreciation and amortization	1,152	106	665	29	1,952
Losses (gains) on disposal of businesses/assets - net	(3)	—	(381)	4	(380)
Taxes other than income taxes and other - net	653	73	105	3	834
Total operating expenses - net	4,064	569	1,462	67	6,162
Operating Income (Loss)	1,712	125	1,164	(119)	2,882
Other Income (Deductions)
Interest expense	(291)	(27)	(476)	(521)	(1,315)
Equity in earnings (losses) of equity method investees	—	—	10	—	10
Allowance for equity funds used during construction	35	—	2	—	37
Interest income	2	1	18	4	25
Gains on disposal of investments and other property - net	—	—	31	—	31
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	156	—	156
Other net periodic benefit income	—	—	—	86	86
Other - net	—	(1)	25	7	31
Total other income (deductions) - net	(254)	(27)	(234)	(424)	(939)
Income (Loss) before Income Taxes	1,458	98	930	(543)	1,943
Income Tax Expense (Benefit)	207	17	106	(132)	198
Net Income (Loss)	1,251	81	824	(411)	1,745
Net Loss Attributable to Noncontrolling Interests	—	—	169	—	169
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,251	$81	$993	$(411)	$1,914
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,251	$81	$993	$(411)	$1,914
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	—	256	387	643
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(163)	—	(163)
Differential membership interests-related	—	—	60	—	60
NEP investment gains - net	—	—	(240)	—	(240)
Operating income of Spain solar projects	—	—	(8)	—	(8)
Acquisition-related	—	18	1	18	37
Less related income tax expense (benefit)	—	(4)	28	(74)	(50)
Adjusted Earnings (Loss)	$1,251	$95	$927	$(80)	$2,193
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.59	$0.17	$2.06	$(0.85)	$3.97
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	—	0.53	0.80	1.33
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.34)	—	(0.34)
Differential membership interests-related	—	—	0.12	—	0.12
NEP investment gains - net	—	—	(0.50)	—	(0.50)
Operating income of Spain solar projects	—	—	(0.02)	—	(0.02)
Acquisition-related	—	0.04	—	0.04	0.08
Less related income tax expense (benefit)	—	(0.01)	0.07	(0.15)	(0.09)
Adjusted Earnings (Loss) Per Share	$2.59	$0.20	$1.92	$(0.16)	$4.55
Weighted-average shares outstanding (assuming dilution)					482

————————————
(a)
During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(c)	After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted EPS	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$195	$0.41	$288	$0.60	$483	$1.01
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(116)	$(0.24)	$—	$—	$(116)	$(0.24)
	Differential membership interests-related	$—	$—	$44	$0.09	$—	$—	$44	$0.09
	NEP investment gains - net	$—	$—	$(182)	$(0.38)	$—	$—	$(182)	$(0.38)
	Operating income of Spain solar projects	$—	$—	$(8)	$(0.02)	$—	$—	$(8)	$(0.02)
	Acquisition-related	$14	$0.03	$1	$—	$43	$0.09	$58	$0.12

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
June 30, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$56,210	$5,673	$37,844	$228	$99,955
Nuclear fuel	1,180	—	510	—	1,690
Construction work in progress	3,513	745	6,291	4	10,553
Accumulated depreciation and amortization	(14,007)	(1,464)	(10,239)	(162)	(25,872)
Total property, plant and equipment - net	46,896	4,954	34,406	70	86,326
Current Assets
Cash and cash equivalents	67	11	555	376	1,009
Customer receivables, net of allowances	1,183	159	1,049	—	2,391
Other receivables	341	22	359	(246)	476
Materials, supplies and fossil fuel inventory	763	145	459	—	1,367
Regulatory assets	284	137	1	(9)	413
Derivatives	2	—	699	7	708
Other	157	65	1,028	(33)	1,217
Total current assets	2,797	539	4,150	95	7,581
Other Assets
Special use funds	4,690	—	2,110	—	6,800
Investment in equity method investees	—	—	6,956	1	6,957
Prepaid benefit costs	1,515	—	2	(17)	1,500
Regulatory assets	2,488	411	113	241	3,253
Derivatives	—	—	1,762	—	1,762
Goodwill	300	—	1,215	2,698	4,213
Other	644	241	2,483	201	3,569
Total other assets	9,637	652	14,641	3,124	28,054
Total Assets	$59,330	$6,145	$53,197	$3,289	$121,961
Capitalization
Common stock	$1,373	$678	$—	$(2,046)	$5
Additional paid-in capital	12,752	1,714	12,672	(15,418)	11,720
Retained earnings	10,564	119	19,941	(5,113)	25,511
Accumulated other comprehensive loss	—	(1)	(50)	(112)	(163)
Total common shareholders' equity	24,689	2,510	32,563	(22,689)	37,073
Noncontrolling interests	—	—	4,501	—	4,501
Total equity	24,689	2,510	37,064	(22,689)	41,574
Redeemable noncontrolling interests	—	—	291	—	291
Long-term debt	14,340	1,560	4,309	22,458	42,667
Total capitalization	39,029	4,070	41,664	(231)	84,532
Current Liabilities
Commercial paper	89	12	—	—	101
Other short-term debt	—	200	58	450	708
Current portion of long-term debt	79	—	289	2,700	3,068
Accounts payable	799	119	3,249	(70)	4,097
Customer deposits	455	36	6	—	497
Accrued interest and taxes	556	34	180	115	885
Derivatives	11	—	310	16	337
Accrued construction-related expenditures	348	17	641	—	1,006
Regulatory liabilities	253	11	1	11	276
Other	348	147	640	255	1,390
Total current liabilities	2,938	576	5,374	3,477	12,365
Other Liabilities and Deferred Credits
Asset retirement obligations	2,316	99	1,097	—	3,512
Deferred income taxes	5,583	641	3,115	(1,269)	8,070
Regulatory liabilities	9,064	561	131	—	9,756
Derivatives	—	—	619	1,096	1,715
Other	400	198	1,197	216	2,011
Total other liabilities and deferred credits	17,363	1,499	6,159	43	25,064
Commitments and Contingencies
Total Capitalization and Liabilities	$59,330	$6,145	$53,197	$3,289	$121,961

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets			Preliminary
(millions)
(unaudited)
December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$54,523	$5,628	$35,746	$196	$96,093
Nuclear fuel	1,153	—	602	—	1,755
Construction work in progress	3,351	765	5,151	63	9,330
Accumulated depreciation and amortization	(13,953)	(1,630)	(9,457)	(128)	(25,168)
Total property, plant and equipment - net	45,074	4,763	32,042	131	82,010
Current Assets
Cash and cash equivalents	77	6	352	165	600
Customer receivables, net of allowances	1,024	143	1,113	2	2,282
Other receivables	333	7	404	(219)	525
Materials, supplies and fossil fuel inventory	722	127	479	—	1,328
Regulatory assets	227	117	1	(10)	335
Derivatives	3	—	740	19	762
Other	133	45	1,398	—	1,576
Total current assets	2,519	445	4,487	(43)	7,408
Other Assets
Special use funds	4,771	—	2,183	—	6,954
Investment in equity method investees	—	—	7,453	—	7,453
Prepaid benefit costs	1,477	—	2	(42)	1,437
Regulatory assets	2,549	418	104	216	3,287
Derivatives	—	—	1,613	11	1,624
Goodwill	300	—	1,217	2,687	4,204
Other	498	229	2,415	172	3,314
Total other assets	9,595	647	14,987	3,044	28,273
Total Assets	$57,188	$5,855	$51,516	$3,132	$117,691
Capitalization
Common stock	$1,373	$678	$—	$(2,046)	$5
Additional paid-in capital	10,851	1,013	11,991	(11,885)	11,970
Retained earnings	9,174	26	19,154	(3,155)	25,199
Accumulated other comprehensive loss	—	(1)	(51)	(117)	(169)
Total common shareholders' equity	21,398	1,716	31,094	(17,203)	37,005
Noncontrolling interests	—	—	4,355	—	4,355
Total equity	21,398	1,716	35,449	(17,203)	41,360
Redeemable noncontrolling interests	—	—	487	—	487
Long-term debt	14,131	1,510	4,407	17,495	37,543
Total capitalization	35,529	3,226	40,343	292	79,390
Current Liabilities
Commercial paper	1,482	192	—	842	2,516
Other short-term debt	—	200	—	200	400
Current portion of long-term debt	30	175	215	1,704	2,124
Accounts payable	768	301	2,652	(90)	3,631
Customer deposits	459	34	6	—	499
Accrued interest and taxes	266	29	178	85	558
Derivatives	12	1	326	5	344
Accrued construction-related expenditures	426	25	701	—	1,152
Regulatory liabilities	284	25	—	11	320
Other	498	140	1,494	177	2,309
Total current liabilities	4,225	1,122	5,572	2,934	13,853
Other Liabilities and Deferred Credits
Asset retirement obligations	2,268	117	1,072	—	3,457
Deferred income taxes	5,415	626	3,061	(741)	8,361
Regulatory liabilities	9,296	527	129	(16)	9,936
Derivatives	1	—	435	427	863
Other	454	237	904	236	1,831
Total other liabilities and deferred credits	17,434	1,507	5,601	(94)	24,448
Commitments and Contingencies
Total Capitalization and Liabilities	$57,188	$5,855	$51,516	$3,132	$117,691

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2020	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,391	$94	$540	$(589)	$1,436
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	952	139	705	33	1,829
Nuclear fuel and other amortization	80	1	33	11	125
Unrealized losses (gains) on marked to market derivative contracts - net	—	—	23	707	730
Foreign currency transaction gains	—	—	—	(22)	(22)
Deferred income taxes	311	37	(34)	(447)	(133)
Cost recovery clauses and franchise fees	(135)	(36)	—	—	(171)
Equity in losses (earnings) of equity method investees	—	—	236	—	236
Distributions of earnings from equity method investees	—	—	209	—	209
Losses (gains) on disposal of businesses, assets and investments – net	—	—	(319)	3	(316)
Other - net	39	(20)	166	22	207
Changes in operating assets and liabilities:
Current assets	(202)	(31)	9	18	(206)
Noncurrent assets	(59)	26	(106)	(14)	(153)
Current liabilities	158	(55)	(193)	116	26
Noncurrent liabilities	(38)	(4)	32	5	(5)
Net cash provided by (used in) operating activities	2,497	151	1,301	(157)	3,792
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,098)	—	—	—	(3,098)
Acquisition and capital expenditures of Gulf Power	—	(508)	—	—	(508)
Independent power and other investments of NEER	—	—	(2,532)	—	(2,532)
Nuclear fuel purchases	(111)	—	(20)	—	(131)
Other capital expenditures, acquisitions and other investments	—	—	—	(9)	(9)
Sale of independent power and other investments of NEER	—	—	151	—	151
Proceeds from sale or maturity of securities in special use funds and other investments	1,409	—	533	165	2,107
Purchases of securities in special use funds and other investments	(1,448)	—	(553)	(214)	(2,215)
Other - net	(25)	1	49	25	50
Net cash used in investing activities	(3,273)	(507)	(2,372)	(33)	(6,185)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,557	51	116	6,746	8,470
Retirements of long-term debt	(1,291)	(176)	(128)	(737)	(2,332)
Net change in commercial paper	(1,393)	(180)	—	(842)	(2,415)
Proceeds from other short-term debt	—	—	58	2,100	2,158
Repayments of other short-term debt	—	—	—	(1,850)	(1,850)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	46	—	46
Issuances of common stock/equity units - net	—	—	—	(51)	(51)
Dividends on common stock	—	—	—	(1,371)	(1,371)
Dividends & capital distributions from (to) parent - net	1,900	700	685	(3,285)	—
Other - net	(24)	(1)	375	(282)	68
Net cash provided by financing activities	749	394	1,152	428	2,723
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	(2)	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(27)	38	79	238	328
Cash, cash equivalents and restricted cash at beginning of year	195	69	679	165	1,108
Cash, cash equivalents and restricted cash at end of period	$168	$107	$758	$403	$1,436

————————————
(a)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2019	FPL	Gulf Power	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,251	$81	$824	$(411)	$1,745
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,152	106	665	29	1,952
Nuclear fuel and other amortization	85	29	49	9	172
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	(37)	21	(16)
Foreign currency transaction gains	—	—	—	12	12
Deferred income taxes	70	13	229	(210)	102
Cost recovery clauses and franchise fees	(72)	(31)	—	—	(103)
Equity in losses (earnings) of equity method investees	—	—	(10)	—	(10)
Distributions of earnings from equity method investees	—	—	233	—	233
Losses (gains) on disposal of businesses, assets and investments – net	(3)	—	(412)	4	(411)
Other - net	28	(15)	(175)	51	(111)
Changes in operating assets and liabilities:
Current assets	(259)	(53)	164	25	(123)
Noncurrent assets	(37)	(29)	(67)	(24)	(157)
Current liabilities	249	(62)	(479)	272	(20)
Noncurrent liabilities	(8)	15	4	5	16
Net cash provided by (used in) operating activities	2,456	54	988	(217)	3,281
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,302)	—	—	—	(2,302)
Acquisition and capital expenditures of Gulf Power	—	(248)	—	(4,456)	(4,704)
Independent power and other investments of NEER	—	—	(2,560)	—	(2,560)
Nuclear fuel purchases	(93)	—	(76)	—	(169)
Other capital expenditures, acquisitions and other investments	—	—	—	(165)	(165)
Sale of independent power and other investments of NEER	—	—	1,034	—	1,034
Proceeds from sale or maturity of securities in special use funds and other investments	1,276	—	669	114	2,059
Purchases of securities in special use funds and other investments	(1,333)	—	(623)	(149)	(2,105)
Other - net	5	—	(70)	86	21
Net cash used in investing activities	(2,447)	(248)	(1,626)	(4,570)	(8,891)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,698	105	14	5,732	7,549
Retirements of long-term debt	(49)	(105)	(1,207)	(515)	(1,876)
Net change in commercial paper	(481)	100	—	2,013	1,632
Repayments of other short-term debt	—	—	—	(4,600)	(4,600)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	671	—	671
Issuances of common stock/equity units - net	—	—	—	26	26
Dividends on common stock	—	—	—	(1,197)	(1,197)
Dividends & capital distributions from (to) parent - net	(1,150)	109	1,743	(702)	—
Other - net	(21)	—	(44)	(88)	(153)
Net cash provided by (used in) financing activities	(3)	209	1,177	669	2,052
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	8	—	8
Net increase (decrease) in cash, cash equivalents and restricted cash	6	15	547	(4,118)	(3,550)
Cash, cash equivalents and restricted cash at beginning of year	254	—	344	4,655	5,253
Cash, cash equivalents and restricted cash at end of period	$260	$15	$891	$537	$1,703

————————————
(a)
During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b)
Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$2.56	$3.97

FPL - 2019 Earnings Per Share	$1.22	$1.37	$2.59
New investment growth	0.12	0.10	0.22
Allowance for funds used during construction	(0.02)	0.01	(0.01)
Other and share dilution	(0.01)	0.04	0.03
FPL - 2020 Earnings Per Share	$1.31	$1.52	$2.83

Gulf Power - 2019 Earnings Per Share	$0.08	$0.09	$0.17
Acquisition-related	—	0.03	0.03
Operations and maintenance reductions	0.01	0.01	0.02
Allowance for funds used during construction	0.01	0.01	0.02
COVID-19-related	—	(0.01)	(0.01)
Weather	—	(0.01)	(0.01)
Other	(0.02)	(0.01)	(0.03)
Gulf Power - 2020 Earnings Per Share	$0.08	$0.11	$0.19

NEER - 2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.67	$1.39	$2.06
New investments	0.08	0.08	0.16
Existing generation assets	0.09	0.05	0.14
Gas infrastructure	0.02	—	0.02
NextEra Energy Transmission	0.04	0.03	0.08
Customer supply and proprietary power & gas trading	(0.02)	(0.04)	(0.06)
Asset sales/abandonment	(0.02)	—	(0.02)
Non-qualifying hedges impact	(0.02)	(0.30)	(0.30)
NEP investment gains - net	0.01	(0.52)	(0.53)
Gains on disposal of a business/assets	0.52	0.03	0.56
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	(0.64)	0.25	(0.39)
Interest and corporate general and administrative expenses	(0.06)	0.01	(0.06)
Other, including other investment income, income taxes and share dilution	(0.02)	(0.01)	(0.04)
NEER - 2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.65	$0.97	$1.62

Corporate and Other - 2019 Earnings (Loss) Per Share	$(0.56)	$(0.29)	$(0.85)
Non-qualifying hedges impact	(0.69)	0.28	(0.40)
Acquisition-related	0.09	0.01	0.09
Other, primarily interest expense and share dilution	(0.02)	(0.01)	(0.03)
Corporate and Other - 2020 Earnings (Loss) Per Share	$(1.18)	$(0.01)	$(1.19)

2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.86	$2.59	$3.45

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.